UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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KILROY REALTY CORPORATION

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KILROY REALTY 2018 Stockholder Engagement May 2018

This presentation contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are based on our current expectations, beliefs and assumptions, and are not guarantees of future performance. Forward-looking statements are inherently subject to uncertainties, risks, changes in circumstances, trends and factors that are difficult to predict, many of which are outside of our control. Accordingly, actual performance, results and events may vary materially from those indicated in the forward-looking statements, and you should not rely on the forward-looking statements as predictions of future performance, results or events. Numerous factors could cause actual future performance, results and events to differ materially from those indicated in the forward-looking statements, including, among others: global market and general economic conditions and their effect on our liquidity and financial conditions and those of our tenants; adverse economic or real estate conditions generally, and specifically, in the States of California and Washington; risks associated with our investment in real estate assets, which are illiquid, and with trends in the real estate industry; defaults on or non-renewal of leases by tenants; any significant downturn in tenants’ businesses; our ability to re-lease property at or above current market rates; costs to comply with government regulations, including environmental remediation; the availability of cash for distribution and debt service and exposure to risk of default under debt obligations; increases in interest rates and our ability to manage interest rate exposure;; the availability of financing on attractive terms or at all, which may adversely impact our future interest expense and our ability to pursue development, redevelopment and acquisition opportunities and refinance existing debt; a decline in real estate asset valuations, which may limit our ability to dispose of assets at attractive prices or obtain or maintain debt  financing, and which may result in write-offs or impairment charges; significant competition, which may decrease the occupancy and rental rates of properties; potential losses that may not be covered by insurance; the ability to successfully complete acquisitions and dispositions on announced terms; the ability to successfully operate acquired, developed and redeveloped properties; the ability to successfully complete development and redevelopment projects on schedule and within budgeted amounts; delays or refusals in obtaining all necessary zoning, land use and other required entitlements, governmental permits and authorizations for our development and redevelopment properties; increases in anticipated capital expenditures, tenant improvement and/or leasing costs; defaults on leases for land on which some of our properties are located; adverse changes to, or implementations of, applicable laws, regulations or legislation, as well as business and consumer reactions to such changes; risks associated with joint venture investments, including our lack of sole decision-making authority, our reliance on co-venturers’ financial condition and disputes between us and our co-venturers; environmental uncertainties and risks related to natural disasters; and our ability to maintain our status as a REIT. These factors are not exhaustive and additional factors could adversely affect our business and financial performance. For a discussion of additional factors that could materially adversely affect our business and financial performance, see the factors included under the caption “Risk Factors” in our annual report on Form 10-K for the year ended December 31, 2017 and our other filings with the Securities and Exchange Commission. All forward-looking statements are based on currently available information, and speak only as of the date on which they are made. We assume no obligation to update any forward-looking statement made in this presentation that becomes untrue because of subsequent events, new information or otherwise, except to the extent we are required to do so in connection with our ongoing requirements under federal securities laws. FORWARD LOOKING STATEMENTS

Business Overview PREMIER WEST COAST REIT Seattle San Francisco Bay Area Los Angeles San Diego OUR BUSINESS STRATEGY: OPPORTUNISTIC AND DISCIPLINED APPROACH TO GROWTH INVESTMENT THESIS: Four Key Principles Driving Our Success 1 West Coast Markets 2 Submarket Location Proximity to housing, retail, transportation 3 Design and Development We understand the modern work environment 4 Maintaining a Strong Balance Sheet We maintain an active portfolio management strategy in highly competitive West Coast markets We only add properties to our portfolio that meet our standards for quality, location, amenities and long-term appreciation potential through acquisition, development or repositioning opportunities We also manage these properties to increase their overall value KILROY REALTY CORPORATION (NYSE:KRC) is a premier West Coast real estate investment trust (REIT). We develop, own and manage innovative, sustainable properties in business epicenters. 101 OFFICE PROPERTIES 95.2% STABILIZED OCCUPANCY* 200 RESIDENTIAL UNITS $1,455M DEVELOPMENT IN PROCESS * Excludes residential properties Data as of December 31, 2017

2017 Performance | ANOTHER EXCEPTIONAL YEAR, WELL-POSITIONED FOR THE FUTURE

PERFORMANCE HIGHLIGHTS*

Revenue growth of **11.9%** from continuing operations YOY	Increased Same Store GAAP and Cash NOI[1] **1.1% & 3.2%** YOY	Increased adjusted FFO per share[1,2] **3.8%** YOY	Dividend growth of **13.3%** 21% increase over 2-year period
Year-end Debt to EBITDA[3] **5.4x** *Lowest in company history*	1-Year TSR of **4.3%** *Outperformed both the SNL US Office REIT and BBG REIT Office Property Indices*	Year-end occupancy of **95.2%** *Third consecutive year of maintaining occupancy > 95%*	Ranked **1st** in sustainability performance by GRESB *Among 49 N. American office real-estate companies (4th year in a row)*

LONG-TERM TSR OUTPERFORMANCE



Value of $100 invested in Jan. 2013
$200
$180
$160
$140
$120
$100
$80
12/31/2012
12/31/2013
12/31/2014
12/31/2015
12/31/2016
12/31/2017
KRC
PEER MEDIAN
MSCI REIT
SNL REIT
BBG REIT

5-Year TSR Performance

- **81.6%** *KRC*
- **79.1%** Compensation Peer Group**
- **56.5%** MSCI REIT Index
- **55.3%** SNL REIT Index
- **50.5%** BBG REIT Index

TSR for the five-year period ended December 31, 2017. Assumes dividend reinvestment.

STRONG DEVELOPMENT PIPELINE & LEASING ACTIVITY

- Signed approximately **2.9 million square feet** of office leases
- Stabilized office portfolio was **96.9% leased** at year-end
- Signed the **single largest office lease in San Francisco history at 736,000 square feet** with Dropbox, Inc. for a term of 15 years
- Signed a 207,000 square foot lease with Okta, Inc., **replacing a May 2018 expiration of 188,000 square feet well ahead of time**
- At year-end, the office component of our $1.45 billion of development under construction was **more than 60% leased**

* Data as of December 31, 2017. See Appendix A for endnotes.
** Excludes Paramount Group Inc., which did not complete its IPO until 2014. Percentage reflects market capitalization-weighted performance. Non market capitalization-weighted peer group median TSR for the period was 65.1%.

KILROY REALTY 4

Met with stockholders owning collectively more than 60% of outstanding common stock Our Lead Independent Director and Compensation Committee Chair, and the Chair of our Governance Committee, both participated in a number of meetings Stockholder Engagement MULTI-YEAR HISTORY OF STOCKHOLDER ENGAGEMENT AND RESPONSIVE ACTIONS KRC Continued its Multi-Year History of Active Engagement with Stockholders in 2017 Published director skills matrix in our 2018 proxy statement highlighting how our directors contribute critical skills to support execution on our strategy Formalized our commitment to include women and individuals from minority groups in the qualified pool of director nominees in 2018 Early adopter of a proxy access bylaw in 2014; amended the bylaw in 2017 to align with emerging best practices and respond to stockholder feedback Adopted majority voting in 2014 KRC Maintains a Track Record of Taking Responsive Action to Stockholder Feedback Compensation Program Restructured For 2014 in Direct Response to Stockholder Feedback Implemented formalized Performance Measurement Framework with pre-established performance goals for our annual short-term incentive awards Re-committed to emphasis on performance-based compensation, including approximately three-quarters of our CEO’s and approximately two-thirds of our NEOs’ annual long-term incentive awards Reduced CEO’s total cash incentive opportunity to place greater emphasis on long-term equity This restructured program has received significant stockholder support, and its structure and key features remained in effect in our executive compensation program for 2017

Our executive compensation program is designed to incentivize achievement of key strategic and financial performance measures while helping the company attract and retain talent in the highly competitive West Coast employment and commercial real estate markets 2017 Executive Compensation Program PROGRAM STRUCTURE ALIGNS EXECUTIVE AND STOCKHOLDER INTERESTS Element Objective Design Features 2017 Decisions Base Salary Enable employees to focus on day-to-day responsibilities and recognize ongoing performance of job responsibilities Competitive pay, taking into account job scope, position, knowledge, tenure, skills and experience 13% of 2017 CEO target total direct compensation All NEO base salaries remained flat Short-Term Incentive Motivate and reward for achievement of pre-established annual financial and operational goals and other strategic objectives measured over the year Payouts awarded under a cash incentive performance measurement framework based on specific performance metrics and qualitative goals that are established at the beginning of each year based on KRC’s business plan NEOs can earn 0% - 150% of target incentive 28% of 2017 CEO target total direct compensation All NEO target short term incentives remained flat Long-Term Incentive Emphasize long-term performance objectives Align NEO and stockholder interests Retain key executives through the performance and vesting periods Approximately three-quarters of CEO’s long-term incentive is allocated in performance-based RSUs and approximately one-quarter in time-based RSUs Performance-based RSU award is aligned with long-term performance: Subject to performance-based vesting requirements over a three-year performance period; cliff vests to the extent performance goals are achieved at the end of that period Subject to complete forfeiture if minimum FFO Per Share threshold is not achieved in the grant year Award is further subject to relative TSR, average FAD per share growth, and average ratio of debt to EBITDA modifiers over the entire three-year vesting period Time-based RSUs vest ratably in annual installments over a three-year vesting period, and payouts are subject to continued service through the applicable vesting date 59% of 2017 CEO target total direct compensation Challenging FFO target set for 2017 above 2016 target and actual performance No NEOs received an increase in the grant date value of their long-term incentive awards granted for 2017 of 2017 CEO target total direct compensation is performance-based 87% 73% of 2017 CEO target total direct compensation is at-risk

Annual Short-Term Incentive ANNUAL INCENTIVE AWARD IS 100% BASED ON PERFORMANCE AGAINST RIGOROUS, PRE-SET GOALS LINKED TO OUR STRATEGY Formalized PERFORMANCE MEASUREMENT FRAMEWORK directly ties rigorous goals to our annual business objectives and strategy, and maintains strategic flexibility to maximize stockholder value Goals and targets are approved by the Compensation Committee based on a budget prepared at the beginning of the year, which incorporates assumptions for the Company’s stabilized portfolio, development plans, funding strategies, and real estate market conditions Goals are established in key categories that drive the execution of our strategy: Our award determination process is appropriate for our strategy The Compensation Committee determines the final annual short-term incentive award based on a holistic assessment of results against the Performance Measurement Framework, as well as consideration of our TSR performance This approach reflects an appropriate balance between applying objective criteria to determine the short-term incentive and enabling focus on strategic decisions that are in the long-term best interests of our stockholders Given significant achievements on operational, balance sheet and strategic metrics in 2017, the Compensation Committee determined that performance merited a rating above “Superior” but below “Extraordinary” This corresponds to a payout for our CEO of 141% of target, which is below the maximum payout opportunity of 150% Operational FFO Metrics* Measures operating results from core assets; assists in comparing operating results between periods and against competitors FAD Metrics** Measures the liquidity and ability to pay stockholders / unitholders NOI Measures operating performance on a portfolio and individual property basis Same-Store Cash NOI Growth Leasing Square Footage Indicators of year-over-year ability to successfully lease and generate income from properties Year-end Occupancy Balance Sheet Management Debt/EBITDA Leverage ratio that indicates ability to access capital at low cost Debt Financing Measures ability to finance future growth through debt and equity issuances Equity Acquisitions Total Acquisitions Measures portfolio management and indicates capital deployment for future growth Dispositions Total Dispositions Measures portfolio management and indicates capital generation to fund future growth Development - Key development achievements for the year that position the company for future growth * Includes Adjusted FFO and Adjusted FFO per share ($MM) ** Includes Adjusted FAD ($MM), Adjusted FAD Payout Ratio (%) and Adjusted FAD per Share ($MM)

Our Board of Directors

HIGHLY QUALIFIED & EXPERIENCED BOARD WITH RECENTLY ENHANCED PRACTICES

RECENTLY ADDED INDEPENDENT DIRECTORS



Jolie Hunt
Corporate Social Responsibility & Sustainability Committee Chair

- Chief Executive Officer of Hunt & Gather, a marketing and communications agency that works with startup ventures and established brands
- Brings significant marketing and communications experience, knowledge of trends in the media, entertainment and technology world, and the use of technology to advance brands

NEW IN 2015



Gary Stevenson
Succession Planning Committee Chair

- President and Managing Director of MLS Business Ventures of Major League Soccer
- Brings extensive business, operational and entrepreneurship experience from former roles as founder at OnSport Strategies and President of Pac-12

NEW IN 2014



Peter Stoneberg
Governance Committee Chair

- Managing Partner of Velocity Ventures, a merchant banking and M&A advisory firm that he founded in 2000
- Brings significant relationships, experience and knowledge of large and small companies in the high-tech industry, particularly within the San Francisco Bay Area where key target tenants are located

NEW IN 2014

SKILLED BOARD WITH BALANCED TENURE

Key Director Skills


Target Tenant Industry Experience* 6
Executive Leadership 6
Public Company Board Service 3
REIT Experience 3
Investment Experience 5
Financial Literacy/Accounting 4
Finance/Capital Markets 5
Risk Management 6
Advanced Degree/Professional Accreditation 4

Balanced Tenure


3
1
2
0-4 years
5-11 years
11+ years

2018 UPDATES ALIGN WITH BEST PRACTICES

- ✓ Updated our Corporate Governance Guidelines and Board membership criteria to include diversity criteria, including gender and ethnicity
- ✓ Formed a Corporate Social Responsibility and Sustainability Committee to advise the Board and management on sustainability, diversity and inclusion, and other non-financial issues of significance to the Board and stockholders

* Knowledge and experience with the top five industries that make up the majority of our tenant base (Technology; Life Science & Health Care; Media; and F.I.R.E – Finance, Insurance, and Real Estate)

KILROY REALTY 8

Best Practices COMPENSATION, BOARD & GOVERNANCE BOARD COMPENSATION Lead Independent Director with well-defined role and robust responsibilities Majority of directors are independent All key Board committees composed of independent directors Established Corporate Social Responsibility & Sustainability Committee in April 2018 Commitment to Board refreshment with three new independent directors in last four years Commitment to include women and individuals from minority groups in the qualified pool from which new director candidates are selected Regular executive sessions of independent directors Regular Board and committee self-evaluations Succession Planning Committee oversees regular succession planning efforts CEO may only serve on one other public company board Minimum stock ownership guidelines for executives  Minimum stock ownership guidelines for non-employee directors  Stock holding requirements  Anti-hedging policy  Anti-pledging policy  Clawback policy  Related party transactions policy  No single trigger change in control provisions  No excise tax gross-ups  No repricing of underwater stock options without stockholder approval GOVERNANCE Regular engagement with investors, including discussions since our 2017 Annual Meeting with stockholders representing over 60% of our outstanding common stock Amended proxy access right in 2017 to align with emerging best practices and respond to stockholder feedback Majority voting for directors in uncontested elections Annual director elections (declassified Board) Annual Say-on-Pay voting Stockholder right to call a special meeting Stockholder right to amend bylaws by a majority vote No stockholder rights plan

2018 Annual Meeting THE BOARD OF DIRECTORS RECOMMENDS YOU VOTE: ü ü ü FOR the election of all director nominees FOR the advisory vote to approve the compensation of the Company’s Named Executive Officers FOR ratification of the appointment of Deloitte & Touche LLP as the Company’s independent auditor Thank you for your continued feedback and support

APPENDIX

1 See  Appendix A of the Company’s Proxy Statement filed with the SEC on April 12, 2018 (“Proxy Statement”) for the definition of “adjusted FFO per share” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to adjusted FFO, for the definition of “net operating income” or “NOI” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to net operating income, for the definition of “Same Store NOI (on a GAAP and cash basis)” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to Same Store NOI (on a GAAP and cash basis), and for the definition of “adjusted net income available to stockholders” and a reconciliation of net income available to common stockholders computed in accordance with GAAP to adjusted net income available to common stockholders. Increases are reported as 2017 performance above 2016 levels. 2 Excluding gains on sales of depreciable operating properties, loss on early extinguishment of debt and original issuance costs of redeemed preferred stock, and a one-time property damage settlement payment, in applicable periods. 3 The debt to EBITDA ratio is calculated as the Company’s consolidated debt balance for the applicable period, divided by the Company’s EBITDA, as adjusted, for such period. See Appendix A of the Proxy Statement for a definition of EBITDA, as adjusted, and a reconciliation of net income available to common stockholders computed in accordance with GAAP to EBITDA, as adjusted. Appendix A ENDNOTES